SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 16, 2006

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 16, 2006, the company announced that Mr. Gary M. Pfeiffer, Senior Vice President and Chief Financial Officer, has elected to retire at year-end. Mr. Pfeiffer will step down as Chief Financial Officer immediately, but will remain to ensure a smooth transition.

Effective June 16, 2006, Mr. Jeffrey L. Keefer, age 54, was appointed Executive Vice President and Chief Financial Officer. Concurrent with this appointment, Mr. Keefer becomes a member of the company’s Office of the Chief Executive. Mr. Keefer joined DuPont in 1976 and has held a variety of financial and management positions. In 1999 he was named Vice President and General Manager-DuPont Titanium Technologies. He was named Group Vice President-DuPont Performance Materials in 2004.

Mr. Keefer does not have any family relationships with any executive officer or director of the company and is not involved in any related party transactions.

A copy of the press release dated June 16, 2006 describing this item is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

June 16, 2006